                                                                    Exhibit 10.5

                                 LETTER OF AGREEMENT

    This Letter of Agreement is entered into as of January 23, 1995 between and among Mr. Tony Martins, Ms. Anna Marra, Ms. Claude Gareau, Mr. Ronald Bastien (collectively the TMAI group), Tony Martins & Associes, Inc. ("TMAI"), Claremont Technology Group, Inc. (Claremont) and 9014-2191 Quebec Inc. (Claremont Canada).

    The TMAI Group, TMAI and Claremont wish to join forces, through the transactions described in this Letter of Agreement.


1.  EMPLOYMENT.

    1.1 WHEN. The members of the TMAI Group will be employed effective as of January 23, 1995.

    1.2 BY WHOM. The members of the TMAI Group will be employed by Claremont Canada.

    1.3 TERMS. Each member of the TMAI Group will sign employment agreements with Claremont Canada, in form separately agreed with each.

    1.4 COMPENSATION -- TEAM. Each member of the TMAI Group will receive salaries, and as a condition of their continued employment by and with Claremont Canada, options to purchase stock in Claremont, on terms to which each has agreed. Each member of the TMAI group will also receive benefits and paid time off, as standard for the individual's position (or comparable positions) within Claremont.

2.  TECHNOLOGY.

    2.1 TECHNOLOGY AND DELIVERY. Immediately following execution of this letter, the TMAI Group will deliver, or cause TMAI to deliver, copies of all intellectual property shown on Exhibit 2.1, in the form in which it exists on the date of this agreement, to Claremont following execution of this letter. The material described on Exhibit 2.1 is referred to herein collectively as the "Technology."

    2.2 REPRESENTATION. TMAI and the TMAI Group collectively represent and warrant that TMAI is the sole and exclusive owner of the Technology, that said TMAI holds all rights, title and interest in and to the Technology, and that Claremont's ownership and use of the Technology will not infringe the rights of any third party. The TMAI Group will defend and indemnify Claremont from all judgments against Claremont, and all reasonable attorneys' fees incurred by Claremont in the course of defending against claims that result in judgment against Claremont, to the extent that the judgment is based on a determination that the representations of this paragraph are inaccurate, but only as to judgments based on claims presented in writing within two years of the date of this agreement. Claremont shall inform the TMAI Group of any such claim promptly, and the members of the TMAI Group shall be entitled to participate in the defense of any such claim against Claremont, at their own expense. (Claremont will pay the expenses associated with any participation requested by Claremont.)


Page 1 -- Letter of Agreement

3.  PURCHASE OF TONY MARTINS & ASSOCIES, INC.

    3.1 AGREEMENT. The TMAI Group agrees to sell, and Claremont Canada agrees to purchase, all of the capital stock of TMAI for an aggregate purchase price equal to the total of the amounts set forth in Sections 3.2.1 and 3.2.4, which purchase price shall be payable at the times set out therein, on the following terms and conditions.

    3.2 CLOSING. Closing will take place on March 3, 1995, with effect as of January 23, 1995. Closing will take place at the offices of Claremont's corporate counsel, Ater Wynne Hewitt Dodson & Skerritt, in Portland, Oregon, provided that individuals may participate in the close through facsimile documents and conference telephone from wherever they happen to be. All parties will accept facsimile signatures for purposes of close, and facsimile transmission of signed copies as proof of delivery at close, with hard copy to be delivered by courier. For convenience, some deliveries of required closing materials may be made to Claremont's Montreal counsel, Ogilvy Renault, in Montreal, as described below.

         3.2.1 CLAREMONT'S DELIVERIES AT CLOSE. Claremont will deliver to closing, made out in the name of each of the four shareholders of TMAI, checks in the total amounts shown here. Any reduction will be allocated in proportion to the amounts shown below, among the four people shown below.

         Tony Martins        US$ 159,298
         Anna Marra          US$  43,445
         Claude Gareau       US$  43,445
         Ronald Bastien      US$  43,445

         3.2.2 OPINION OF ATER WYNNE HEWITT DODSON & SKERRITT, AND OLGILVY RENAULT, COUNSEL TO CLAREMONT AND CLAREMONT CANADA.

         3.2.3 TMAI GROUP DELIVERY AT CLOSING: Each of the four shareholders of TMAI will deliver at close these things.

              (a) STOCK. All of his or her shares in TMAI, endorsed over to Claremont Canada. These shall be delivered to Claremont's Montreal, Canada law firm, Ogilvy Renault.

              (b) REPRESENTATION. A written representation confirming the effectiveness, as of closing, of all representations and warranties described in this agreement, and noting with particularity any adverse change in the net cash balance shown on Exhibit 3.3.1.

              (c) CORPORATE OFFICES. A written certification, signed by the Secretary of TMAI, of the identity of each of the officers and directors of TMAI holding office on the closing date. The certification shall also contain and certify as genuine the signature of each such officer and director.

              (d) RESIGNATIONS. The written resignation of each officer and director of TMAI, effective as of the date of close.


Page 2 -- Letter of Agreement

              (e) MINUTE BOOKS AND CORPORATE RECORDS. The original minute books and corporate records of TMAI. These shall be delivered to Claremont's Montreal, Canada law firm, Ogilvy Renault.

              (f) OPINION OF MARTINEAU WALKER, COUNSEL TO TMAI AND THE MEMBERS OF THE TMAI GROUP.

         3.2.4 MECHANICS OF CLOSE. Closing shall be deemed completed when Ater Wynne holds original copies of the share certificates described in
    Section 3.2.2(a). The parties will instruct Ater Wynne, as holder of the closing escrow, that upon its confirmation of the satisfaction of the closing conditions, it shall release the checks Claremont has delivered to the TMAI Group members, and the materials the TMAI group has delivered to Claremont.

         3.2.5 POST CLOSING. On January 31, 1996, Claremont will deliver, made out in the name of each of the four shareholders of TMAI, checks in the amounts shown here:

                   Tony Martins   US$ 72,023
                   Anna Marra     US$ 19,643
                   Claude Gareau  US$ 19,643
                   Ronald Bastien US$ 19,643

    3.3 REPRESENTATIONS AND WARRANTIES: Each of the four shareholders of TMAI warrants and represents these things, as of the date of this letter and at close of the purchase of TMAI stock. Each of these warranties survives the close, for a period of one year. Any exceptions to these warranties are listed on the attached Exhibit 3.3.

         3.3.1 FINANCIAL STATUS. TMAI's financial status is accurately and completely represented by the financial statements shown on Exhibit 3.3.1. TMAI's financial status has undergone no material adverse change from that shown on Exhibit 3.3.1, and as of closing, will have undergone no adverse undisclosed change of any kind as to the net cash balance (cash in excess of liabilities) shown on that Exhibit.

         3.3.2 CONTRACTS AND LIABILITIES. TMAI has no contracts or liabilities of any kind except as reflected on the December 31, 1994 financial sttements. Each material contract by which TMAI is bound (that is, having a potential financial impact exceeding Can$ 5,000 over the contract life) is listed on the attached Exhibit 3.3.2, and copies of them have been or as of closing will have been provided to Claremont or its counsel. All contracts are in good standing and no reservations have been expressed by any customer concerning any aspect of past, present, or anticipated future performance called for under the contracts. Neither this transaction nor any other contemplated by this letter will cause any default in or breach of any term of any of TMAI's contracts.

         3.3.3 CAPITAL STRUCTURE. The individuals listed below are the only stockholders in TMAI, and own the percentages of the total issued and outstanding stock shown by their names, all of which will have been delivered to Claremont Canada at the close. No person owns any rights to cause stock to issue from TMAI, such as but not


Page 3 -- Letter of Agreement
    limited to warrants, options, convertible debt or other similar instruments which could or may be convertible into stock. TMAI has no subsidiaries. Each of the individuals listed below for himself or herself further represents that he or she owns the TMAI stock listed free and clear of all claims by or encumbrances in favor of any third party with full power and authority to sell, assign and transfer the purchased shares.

         Tony Martins        550 Class A shares
         Anna Marra          150 Class A shares
         Claude Gareau       150 Class A shares
         Ronald Bastien      150 Class A shares

         3.3.4 FORMALITIES. All corporate formalities have been observed that are conditions precedent to the sale of all TMAI stock to Claremont Canada, including without limitation all consents of TMAI's board of directors or shareholders pursuant to the provisions of TMAI's charter documents or shareholder agreements, if any. Minutes of all required board of directors meetings and shareholders meetings have been prepared and approved, and are included in TMAI's minute books. Except for filings required as a result of or in connection with the transactions contemplated herein, all required filings with the agencies of the Province of Quebec or Canada have been made, or will by the date of closing have been made, and any necessary government or regulatory approvals have been obtained or will by the date of closing have been obtained.

         3.3.5 EMPLOYEES. TMAI employs, as of the date of close, only those individuals listed on the attached Exhibit 3.3.5. Any written employment agreement has been listed on Exhibit 3.3.2.

4.  OTHER MATTERS.

    4.1 NON-WAIVER. A waiver of one or more breaches of any clause of this agreement shall not act to waive any other breach, whether of the same or different clauses.

    4.2 ASSIGNMENT. This agreement may not be assigned without the express written consent of each party, which consent will not be unreasonably withheld.

    4.3 GOVERNING LAW, JURISDICTION. This agreement is governed by the laws of the Province of Quebec. Any action brought between the parties may be brought only in the provincial or federal courts located in Montreal, Quebec, and in no other place unless the parties expressly agree in writing to waive this requirement. Each party consents to jurisdiction in that location. Each party consents to service of process through the method prescribed for notice in this agreement.

    4.4 ATTORNEYS' FEES. The prevailing party in any suit, action, arbitration, or appeal filed or held concerning this agreement shall be entitled to reasonable attorneys' fees.

    4.5 LANGUAGE. The parties hereto confirm that it is their wish that this agreement as well as any other documents relating hereto, including communications, be drawn up in English. Les parties aux presentes confirment leur volonte que cette convention de meme que tous les documents, y compris les avis, s'y rattachant soient rediges en anglais.


Page 4 -- Letter of Agreement

    4.6 NOTICE. Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid; at the following addresses:

    If to TMAI Group:             c/o Antonio Martins
                                  405 Louise Lamy
                                  Dorval, Quebec
                                  Canada  H9S 5V7

         with a copy to:          Claude Desy
                                  Martineau Walker
                                  Stock Exchange Tower
                                  Suite 3400, P.O. Box 242
                                  800 Place-Victoria
                                  Montreal, Quebec
                                  Canada H4Z 1E9

    If to Claremont:              Paul G. Mardesich
                                  Vice President
                                  Claremont Technology Group, Inc.
                                  1600 N.W. Compton Drive
                                  Beaverton, OR  97006

         with copies to:          William C. Campbell, Esq.
                                  Ater Wynne Hewitt Dodson & Skerritt
                                  Portland, OR  97201

    or such other addresses as either party may designate by written notice to the other.

    4.7 INTEGRATION. This agreement, including the Exhibits attached hereto, is the complete agreement with respect to the subject matter hereof between the parties as of its date, and supersedes all prior agreements, written or oral. It may be modified only in writing signed by the original parties hereto, or by their successors or assigns.

Claremont Technology Group, Inc.       TMAI Group:

By:
   --------------------------------     ---------------------------------------
                                       Antonio Martins
Print:
      -----------------------------     ---------------------------------------
                                       Anna Marra
Title:
      -----------------------------     ---------------------------------------
                                       Claude Gareau
Date:
      -----------------------------     ---------------------------------------
                                       Ronald Bastien


Page 5 -- Letter of Agreement

9014-2191 Quebec Inc. (Claremont Canada)         Tony Martins & Associes, Inc.


By:                                    By:
   --------------------------------        ------------------------------------

Print:                                 Print:
      -----------------------------           ---------------------------------

Title:                                 Title:
      -----------------------------           ---------------------------------

EXHIBIT LIST:

2.1:    Definition of Technology
3.3:    Disclosure Schedule (Exceptions to Closing Warranties and
        Representations.)
3.3.1:  12/31/94 TMAI financials.
3.3.2:  Material Contracts.
3.3.5:  List of Employees.


Page 6 -- Letter of Agreement

                                     Exhibit 2.1

                                      TECHNOLOGY

1. Custom enhancements to Sterling Software's "Answer Architect" CASE tool to support preparation of unique "Value Software" charts and diagrams.

2.  "Organizational Impact Assessment" document/template (Microsoft Word).

3. Technical Specifications for the construction of "Standard Parts" (DMOs, Engines, Presentation Objects, and Interpreters).

4.  Training materials for courses in:

    -      Project Planning
    -      Project Tracking
    -      Software Engineering:
           -  Concepting
           -  Concepting Workshop
    -      Software Manufacturing:
           -  Classes of Objects
           -  Operational Interface Design
    -      Physical Object Networks
    -      Object Coding, Testing and Subassembly
    -      Final Assembly, Integration Testing, and User Acceptance Testing.

5. Any other knowhow and intellectual property possessed by TMAI, Tony Martins or any member of the TMAI Group concerning or illustrating the "Value Software" methodology or its application.


Page 7 -- Letter of Agreement

                                     Exhibit 3.3

                                 Disclosure Schedule

                          (Exceptions to Representations and
                         Warranties Contained in Section 3.3)


                                         None


Page 8 -- Letter of Agreement

                                    Exhibit 3.3.1

                             December 31, 1994 Financials


Page 9 -- Letter of Agreement

                                    Exhibit 3.3.2

                                  Material Contracts


1. Software Development Services Agreement dated July 1, 1994 (the "Development Services Agreement") between Software Design Associates Limited and Tony Martins & Assoc., Inc.

2.  Schedule 2 to the Development Services Agreement dated December 1, 1994.

3. Commercial Lending Architectural Design Proposal Presented to Bank of Boston by Tony Martins & Assoc., Inc. dated January 3, 1995. (This proposal has not been accepted by Bank of Boston.)

4.  Letter of Offer of Employment to Cindy Bouchard

5.  Letter of Offer of Employment to Andre Champagne

6.  Letter of Offer of Employment to Dominic Polletta

7.  Letter of Offer of Employment to Ghislain Preseau


Page 10 -- Letter of Agreement

                                    Exhibit 3.3.5

                                  List of Employees

1.  Tony Martins

2.  Anna Marra

3.  Claude Gareau

4.  Ronald Bastien

5.  Cindy Bouchard

6.  Andre Champagne

7.  Dominic Polletta

8.  Ghislain Preseau


Page 11 -- Letter of Agreement